As filed with Securities and Exchange Commission on October 18, 2005
Registration Statement No. __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OLD LINE BANCSHARES, INC.
(Name of Small Business Issuer in its Charter)

Maryland	6022	20-0154352
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)
2995 Crain Highway, Waldorf, Maryland 20601
(Address and telephone number of principal executive offices and principal place of business)

Copies To:
James W. Cornelsen, President and Chief Executive Officer Old Line Bancshares, Inc. 2995 Crain Highway Waldorf, Maryland 20601 301-645-2624	Frank C. Bonaventure, Jr., Esquire Kenneth B. Abel, Esquire Ober, Kaler, Grimes & Shriver, A Professional Corporation 120 E. Baltimore Street Baltimore, Maryland 21202 410-685-1120
(Name, address and telephone number of agent for service)
Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-127792
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ___________
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ___________
     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed	Proposed
Title of each class of securities	registered	maximum	maximum
to be registered		offering price	aggregate	Amount of
		per unit	offering price	registration fee

Common Stock, $0.01 par value	371,538	$9.75	3,622,496	426.37 (1)

(1)	In accordance with Rule 111 under the Securities Act, the Registrant hereby certifies that at the time of filing of this Registration Statement: (i) the Registrant or its agent has instructed its bank or a wire transfer service to transmit to the Commission the applicable filing fee by a wire transfer of such amount from the Registrant’s account or its agent’s account to the Commission’s account at Mellon Bank as soon as practicable but no later than the close of the next business day following the filing of this Registration Statement; (ii) the Registrant or its agent will not revoke such instructions; and (iii) the Registrant or its agent has sufficient funds in such account to cover the amount of such filing fee. The Registrant undertakes to confirm receipt of the wire transfer instruction by the bank or wire transfer service during regular business hours on the business day following the filing of this Registration Statement.
This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
     In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), the contents of the Registration Statement on Form SB-2, File No. 333-127792, filed by Old Line Bancshares, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on August 23, 2005, and as amended on October 7, 2005, including the exhibits thereto, and declared effective by the Commission on October 17, 2005, are hereby incorporated by reference into this registration statement.
     This registration statement is being filed with respect to the registration of an additional 371,538 shares of the Registrant’s common stock, par value $0.01 per share, pursuant to Rule 462(b) under the Securities Act.

SIGNATURES
     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in Waldorf, Maryland on October 17, 2005.

OLD LINE BANCSHARES, INC.
By:	James W. Cornelsen

James W. Cornelsen President and Chief Executive Officer
     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Name	Title	Date

James W. Cornelsen
James W. Cornelsen	Director, President and Chief Executive Officer (Principal Executive Officer)	October 17, 2005
Christine M. Rush
Christine M. Rush	Senior Vice President, Chief Financial Officer and Secretary (Principal Accounting and Financial Officer)	October 17, 2005

*	Director	October 17, 2005
Charles A. Bongar, Jr.

*	Director and Chairman of the Board	October 17, 2005
Craig E. Clark

*	Director	October 17, 2005
Daniel W. Deming

*	Director	October 17, 2005
James F. Dent

*	Director	October 17, 2005
Nancy L. Gasparovic

*	Director	October 17, 2005
Frank Lucente, Jr.

*	Director	October 17, 2005
Gail D. Manuel

*	Director	October 17, 2005
John D. Mitchell, Jr.

*	Director	October 17, 2005
Gregory S. Proctor
* Christine M. Rush, by signing her name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and previously filed with the Securities and Exchange Commission as part of the Registration Statement on Form SB-2, File No. 333-127792, as amended, referenced herein.

Item 27.  Exhibits.
5.	Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation

23.1	Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation (contained in their opinion included herein as Exhibit 5)

23.2	Consent of Rowles & Company, LLP

24.1	Power of Attorney (included on the signatures page of the Registration Statement on Form SB-2, File No. 333-127792, filed with the Commission on August 23, 2005, and incorporated herein by reference).